SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2004

Commission file number 1-14287

USEC Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2107911
(State of incorporation)	(I.R.S. Employer Identification No.)

2 Democracy Center,
6903 Rockledge Drive, Bethesda MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 564-3200

Item 9. Regulation FD Disclosure

     On February 4, 2003 certain matters were discussed during USEC’s earnings conference call, a replay of which is available at the Company’s website, www.usec.com, through February 16, 2004. Item 9 of this Form 8-K is being furnished to satisfy the requirements of Regulation FD. Based on customers’ estimates of their requirements and certain other assumptions, including estimates of inflation rates, at December 31, 2003, USEC had long-term requirements contracts with utilities aggregating $4.9 billion through 2011, including $2.9 billion through 2006. USEC estimates its market share of the SWU component of LEU purchased by and shipped to utilities in North America was 56% in 2003. In the world market, USEC estimates its market share was 30%. USEC estimates its share of the Asian market was approximately 50%. USEC’s current inventories as of December 31, 2003 total $883 million; of that, approximately $188 million constitutes inventory of natural uranium. As a matter of company policy, USEC does not publicly disclose the percentage of market share in Asia. USEC does not intend to update the Asian market share figure or release that information in the future.

Item 12. Results of Operations and Financial Condition

     On February 3, 2004, USEC Inc. issued a press release announcing financial results for the three months and year ended December 31, 2003. A copy of the press release is attached as Exhibit 99.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

	By	/s/ Ellen C. Wolf

February 4, 2004		Ellen C. Wolf Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)